UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2016

NEXPOINT RESIDENTIAL TRUST, INC.

(Exact Name Of Registrant As Specified In Charter)

Maryland	001-36663	47-1881359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 700

Dallas, Texas 75201

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 628-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 29, 2016, NexPoint Residential Trust, Inc. (the “Company”), through its operating partnership, NexPoint Residential Trust Operating Partnership, L.P., acquired a two-property portfolio in Houston, Texas for approximately $108 million. The properties, Old Farm Apartment Homes, a 734-unit apartment property built in 1998, and Stone Creek at Old Farm Apartments, a 190-unit apartment property built in 1999 (collectively, the “H2 Portfolio”), are situated on 35.1 acres of contiguous land.

The H2 Portfolio acquisition was structured as a reverse 1031 exchange to facilitate the Company’s continued plan to recycle capital from dispositions of assets from non-core markets into well-located, “covered-land” assets in longer-term target markets. The Company funded the purchase price with borrowings of approximately $108 million under its credit facilities with KeyBank National Association and the Federal Home Loan Mortgage Corporation (“Freddie Mac”). In connection with the acquisition, on December 29, 2016, the Company expanded its credit facility with Freddie Mac, originally entered into on June 6, 2016, to $300.0 million under the previously disclosed terms of the credit agreement. Following the completion of the reverse 1031 exchanges, management expects the H2 Portfolio’s loan-to-value ratio to stabilize at approximately 55%.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 2.01 of this Current Report is incorporated into this Item 2.03 by this reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements. The financial information relating to the H2 Portfolio required under Rule 3-14 of Regulation S-X will be filed by an amendment to this report no later than March 17, 2017, which is 71 calendar days from the date that this report must be filed.

(b) Pro Forma Financial Information. The pro forma financial information required under Article 11 of Regulation S-X will be filed by an amendment to this report no later than March 17, 2017, which is 71 calendar days from the date that this report must be filed.

(d) Exhibits. None.

Cautionary Notice Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “expect,” “intend” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding expected loan-to-value ratio and dispositions of properties. They are not guarantees of future results and are subject to risks, uncertainties, assumptions and anticipated sales of properties that could cause actual results to differ materially from those expressed in any forward-looking statement. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and the Company’s other filings with the Securities and Exchange Commission for a more complete discussion of the risks and other factors that could affect any forward-looking statements. Except as required by law, the Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT RESIDENTIAL TRUST, INC.

By:	/s/ Brian Mitts
Name: Brian Mitts Title: Chief Financial Officer, Executive VP-Finance and Treasurer

Date: January 3, 2017